UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

Exodus Movement, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42047	81-3548560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15418 Weir St. #333
Omaha, Nebraska		68137
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 833 992-2566

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	EXOD	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 17, 2025, the Company incurred indebtedness in the principal amount of $60 million (the “November 2025 Loan”) pursuant to a loan term sheet executed under its Master Digital Currency Loan Agreement (the “Digital Currency Loan Agreement”) with Galaxy Digital LLC (the “Lender”). The Company drew down the proceeds of the November 2025 Loan to maintain readiness to deploy capital in connection with potential future strategic transactions.

The November 2025 Loan is denominated in U.S. Dollars and secured by Bitcoin (BTC) pledged as collateral. The loan bears interest at a rate of 9% per annum and is structured as an evergreen facility with a 30-day recall or redelivery option available to either party in accordance with the terms of the Digital Currency Loan Agreement. The initial collateral level is 150% of the loan amount, subject to margin-call thresholds of 140% and 135% as set forth in the applicable term sheet. The collateral is custodied with Anchorage Digital Bank, and the November 2025 Loan is not subject to rehypothecation by the Lender.

Under the Digital Currency Loan Agreement, the Company may be required to post additional collateral if the value of the pledged Bitcoin falls below the applicable margin thresholds. In the event of default or termination, the Lender may exercise customary remedies, including taking possession of or liquidating collateral. The Digital Currency Loan Agreement was previously described in, and filed as Exhibit 10.1 to, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXODUS MOVEMENT, INC.

Date:	November 21, 2025	By:	/s/ James Gernetzke
James Gernetzke, Chief Financial Officer